QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 20, 2005.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ITC HOLDINGS CORP. (Exact Name of Registrant as Specified in Its Charter)
Michigan (State of Incorporation or Organization)	32-0058047 (I.R.S. Employer Identification no.)
39500 Orchard Hill Place, Suite 200, Novi, Michigan (Address of Principal Executive Offices)	48375 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-123657 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common stock, without par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

Item 1:    Description of Registrant's Securities to be Registered.

        A description of the common stock, without par value (the "Common Stock"), of ITC Holdings Corp. (the "Registrant") is contained in a prospectus, constituting part of the Registrant's Registration Statement on Form S-1 (File No. 333-123657), as amended (the "Registration Statement"), relating to the Common Stock, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The description of the Common Stock contained in the Registration Statement under the heading "Description of Our Capital Stock" is hereby incorporated by reference into this Form 8-A.

Item 2:    Exhibits.

  1.1
  Form of Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 of the Registration Statement).

  2.1
  Amended and Restated Articles of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registration Statement).

  2.2
  Amended and Restated Bylaws of the Registrant (Incorporated by reference to Exhibit 3.2 of the Registration Statement).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ITC HOLDINGS CORP.
Date: July 20, 2005	By:	/s/ DANIEL J. OGINSKY Name: Daniel J. Oginsky Title: Vice President, General Counsel and Secretary

QuickLinks

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 8-A
SIGNATURE